Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 UNITED STATES CODE § 1350

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Imunon, Inc. (the “Company”) for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on or about February 27, 2025 (the “Report”), I, Stacy Lindborg, PhD, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2025	/s/ Stacy R. Lindborg, Ph.D.
Stacy R. Lindborg, Ph.D.
President and Chief Executive Officer

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.